UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 3, 2004

CKE Restaurants, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11313	33-0602639

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6307 Carpinteria Avenue, Suite A, Carpinteria, CA	93013

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (805) 745-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

    Item 7.01. Regulation FD Disclosure

The press release announcing the transaction discussed under Item 8.01 below is furnished as an exhibit to this Current Report on Form 8-K. The information included in Exhibit 99.1 shall be deemed to be “furnished” in accordance with SEC release numbers 33-8216 and 34-47583.

Section 8 – Other Events

    Item 8.01. Other Events

On September 3, 2004, Santa Barbara Restaurant Group, Inc., a wholly-owned subsidiary of the Registrant, sold its 100 percent equity interest in Timber Lodge Steakhouse, Inc., to T-Lodge Acquisition Corp., a privately held corporation whose owners include certain former Registrant employees who previously managed Timber Lodge. The Registrant received aggregate purchase price of approximately $8.8 million in connection with the sale.

Section 9 – Financial Statements and Exhibits

    Item 9.01 – Financial Statements and Exhibits.

The following exhibit is included herewith:

Exhibit Number	Description
99.1	Press release, dated September 7, 2004, issued by CKE Restaurants, Inc.

2

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2004	CKE RESTAURANTS, INC.
/s/ Theodore Abajian
Theodore Abajian
Executive Vice President and Chief Financial Officer

3

Exhibit Number	Description
99.1	Press release, dated September 7, 2004, issued by CKE Restaurants, Inc.

4